Exhibit 10.17

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (this "Agreement") is effective as of 12 January 2009 (the "Effective Date"), by GPS Industries, Inc., a Nevada corporation having its principal place of business in Sarasota, Florida ("GPSI") and GolfView Investors, LLC, a Florida limited liability company with its principal place of business in Sarasota, Florida ("GolfView ").

WHEREAS, GPSI, through its wholly-owned subsidiary Optimal Golf Solutions, Inc. (“OGSI”), is the sole and exclusive owner of Licensed Patents relating to a method and apparatus for determining the distance between various locations on golf courses using GPS technology;

WHEREAS, GPSI and GolfView desire to enter into an agreement whereby GolfView is granted an exclusive license to practice the Licensed Methods in the Software Only field;

NOW THEREFORE, the parties agree as follows:

1.           Definitions.

a.           “Authorized Seller” means GolfView, GPSI, or a sublicensee in the case of a sublicense authorized by this Agreement, depending on the context.

b.            “Chain of Distribution” means suppliers, distributors, OEM partners, agents, and related companies engaged by an Authorized Seller in the manufacture, use, offering for sale, sale or importation of Handheld Devices (including wireless carriers and other distributors of software products for handheld hardware devices), and to all end users or purchasers of any Handheld Device.

c.           “GPS Golf Software Applications” means all software applications practicing or covered by the Licensed Patent, and intended for use with a GPS enabled handheld hardware device, such as a PDA, PND or cell phone, and digital course maps adapted for use with said software applications.

d.           “Software Only Products” means GPS Golf Software Applications where only the GPS Software Applications are made by or for the Authorized Seller and sold and/or distributed in the Authorized Seller’s Chain of Distribution to the End User.  “Software Only Products” specifically excludes such GPS Golf Software Applications that are preloaded on a handheld device at the time of sale or distribution of the device.

e.           "Continuation" means, with respect to patents and patent applications, a re-filing of a specification filed in a prior patent application for which priority is claimed in whole or in part, with or without the presence of new matter or of matter or claims divided from the prior patent application, and without regard to whether or not a patent has matured from the prior patent application.

f.           "Course" means a golf course.

g.           "Course Management" means tracking the position of a golfer on a Course with Licensed Methods using GPS.

h.           "Distance Measurement" means measuring distance from a GPS receiver on a Course to a feature on the Course using GPS.

i.           “End User” means the end user of a handheld device such as a mobile telephone or PDA excluding retailers, resellers, wholesalers, distributors, and service providers of a handheld device.

j.           "Licensed Patent" means U.S. Patent No. 5,364,093 issued on November 15, 1994 assigned to GPSI and entitled "Golf Distance Measuring System and Method" including all continuation, divisional, continuation-in-part, and otherwise related applications.

k.           "Licensed Methods" means methods relating to Distance Measurement and/or Course Management on a Course using GPS-enabled Software Only Products which, in the absence of this Agreement, would infringe at least one claim of the Licensed Patents.

l.           "Licensed Territory" means the United States and any region in which an activity of GolfView is covered by the Licensed Patent.

2.           Grant.

a.           GPSI grants to GolfView  a perpetual, non-terminable, royalty-free, limited exclusive license under the Licensed Patent to practice Licensed Methods by developing, making, having made, using, selling, offering for sale, leasing, importing, distributing and otherwise disposing of Software Only Products and in and into the Licensed Territory.  Such grant shall include without limitation GolfView’s Chain of Distribution, which includes GolfView’s right to sublicense End Users.

b.           The exclusivity referenced herein is expressly subject to the terms of that certain Replacement License Agreement by and between GPSI, OGSI and Optimal IP Holdings LP (“Optimal IP”) dated as of 31 December 2008, attached hereto as Exhibit A (the “Optimal IP License Agreement”), with such limited exclusivity subject to Optimal IP’s express license rights contained therein.  Consistent with the foregoing, the exclusivity referenced herein shall be construed to the maximum extent allowable under the Optimal IP License Agreement.

3.           License Fee.  In consideration of the license granted herein, GolfView shall issue to GPSI a membership interest in GolfView pursuant to the Operating Agreement of GolfView dated as of 12 January 2009 attached hereto as Exhibit B (the “Operating Agreement”).

4.           Patent Marking. No Patent marking of the Licensed Patent shall be required of GolfView

5.           Assignability.

a.           Except as set forth in this Section, this Agreement and the rights, licenses and obligations hereunder may not be assigned by GolfView without the express written consent of GPSI. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their permitted assigns, trustees or receivers in bankruptcy or successors by merger, purchase of assets or otherwise.

b.           GolfView may assign this Agreement and the rights and obligations hereof to an acquirer of substantially all of the assets of GolfView.

c.           GPSI shall have the right to assign this Agreement, and the rights, licenses and obligations thereof.

6.           Warranties, Disclaimers and Indemnification.

a.           GPSI Representations and Warranties.  GPSI represents and warrants to GolfView, as of the Effective Date of this Agreement that:

i.           GPSI has the power to enter into this Agreement and to grant the license granted herein to GolfView, and no consent of any other person is required therefore;

ii.           GPSI is not party to an existing agreement with any other party that materially conflicts with this Agreement or the license granted herein to GolfView.

b.           GPSI Warranty Disclaimer.  GPSI DISCLAIMS ANY WARRANTY AS TO VALIDITY OF THE LICENSED PATENT, NON-INFRINGEMENT OF LICENSED PRODUCTS, AND ANY WARRANTY AS TO THE ACCURACY, SUFFICIENCY OR SUITABILITY OF THE LICENSED PRODUCTS AND ASSUMES NO RESPONSIBILITY OR LIABILITY FOR LOSS OR DAMAGES, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL WHICH MIGHT ARISE OUT OF ANOTHER'S USE OF THE LICENSED PRODUCTS, WHICH SHALL BE ENTIRELY AT GOLFVIEW 'S OR IT'S SUBLICENSEE'S RISK AND PERIL.

c.           GolfView Representations and Warranties.  GolfView represents and warrants to GPSI, as of the Effective Date of this Agreement, that GolfView has the power to enter into this Agreement and no consent of any other person is required therefore.

7.           Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL CONSEQUENTIAL OR RELIANCE DAMAGES (INCLUDING ANY LIABILITY TO THE OTHER PARTY FOR LOST PROFITS OR BUSINESS OPPORTUNITIES) HOWEVER, CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), ARISING OUT OF THIS AGREEMENT, INCLUDING (BUT NOT LIMITED TO) LOSS OF ANTICIPATED PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.           GPSI Obligation to Maintain.  GPSI shall be obligated to continue to maintain the Licensed Patent by payment of the required patent maintenance fees.  GPSI shall keep GolfView timely informed as to the maintenance of the Licensed Patent.  If at any time GolfView  determines that GPSI is not performing its obligation to maintain the Licensed Patent under this Section, GolfView  has the right to assume control of (and GPSI agrees to assist GolfView  with) such patent maintenance.

9.           Infringement by Third Parties.

a.           The terms of that certain Amended Patent Enforcement Cooperation Agreement by and between GPSI, OGSI and Optimal IP dated as of 31 December 2008, attached hereto as Exhibit C (the “Enforcement Agreement”), shall govern enforcement of the Licensed Patent, and GolfView agrees and acknowledges that it has no third party beneficiary rights under the Enforcement Agreement and no rights to any awards or license fees generated thereunder.  GPSI agrees and acknowledges that GolfView has no obligations or liabilities under the Enforcement Agreement.

b.           Each Party acknowledges that in addition to the immediately foregoing, the Confidential Attorney Retainer Agreement between GPSI, OGSI, Optimal IP and Shore Chan Bragalone LLP dated as of 21 February 2007 (the “Retainer Agreement”) governs enforcement of the Licensed Patent as it pertains to legal representation and the terms thereof for any enforcement actions.   The Retainer Agreement referenced herein is not attached due to its confidentiality; however, GolfView may elect, at its option, to review redacted portions of the Retainer Agreement on an “outside counsel eyes only” basis, until such time as GolfView is considered a common legal interest party such that reviewing the Retainer Agreement will not be considered a waiver of the attorney client privilege, at which time GolfView may review the Retainer Agreement directly and in its entirety.

c.           GolfView agrees and acknowledges that enforcement actions under the Licensed Patents are governed by the pre-existing agreements referenced above and GolfView has no rights to enforce the Licensed Patent except to the extent that each of the third parties referenced in subsections (a) and (b) above and GPSI unanimously do not object in each of its and their sole and unfettered discretion, which objection may be raised arbitrarily for any reason or no reason.

10.           Term and Termination.

a.           The term of this Agreement shall commence on the Effective Date hereof, and shall continue in effect for so long as any claim in the Licensed Patent is valid and subsisting, unless terminated earlier as provided in this section.

b.           This Agreement may be terminated by mutual, written agreement of the parties.

c.           This Agreement may be terminated if a party to this Agreement commits a material breach of any material provision herein upon written notice to the defaulting party and such default is not cured within 45 days of such notice.

d.           All rights and licenses granted under or pursuant to this Agreement by GPSI to GolfView are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses and rights to "intellectual property" as defined under Section 101 of the Bankruptcy Code. The Parties agree that GolfView, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  In the event that GPSI otherwise defaults under this Agreement or otherwise ceases, discontinues or terminates all business activity, this Agreement and license shall survive such dissolution, default, cessation, discontinuation or termination.

11.           Effect of Termination and Expiration.

a.           Effect of Termination.  Upon early termination of this Agreement under Paragraphs 10.2 and 10.3 of Article 10 hereof, the license granted herein to GolfView may only terminate upon early termination of this Agreement due to a GolfView material breach, except that GolfView (or its assignee) shall have the right thereafter to sell or lease its inventory of Handheld Devices remaining on the date of the termination.

b.           Survival.   Articles 9-11 and Paragraph 12(c) shall survive expiration or termination of this Agreement.

12.           General Provisions.

a.           Waiver or Modification.  The waiver, amendment or modification of this Agreement or any right or obligation hereunder shall not be effective unless agreed to by each of the parties in writing.

b.           Force Majeure.  Neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the control of such party, provided that such party gives the other party written notice thereof promptly and, in any event, within thirty (30) days of discovery thereof and uses good faith efforts to so perform or cure.  In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months unless agreed to by both parties in writing.

c.           Governing Law.  This Agreement shall be governed by the laws of the State of Florida.

d.           Severability.  If any provisions of the Agreement or the application of any such provision shall be held to be contrary to law, the remaining provisions of this Agreement shall continue in full force and effect.

e.           Entire Agreement.  The parties acknowledge that this Agreement expresses their entire understanding and agreement with respect to Licensed Products sold or installed after the Effective Date of this Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by duly authorized officers effective on the date and year first written above.

GPS INDUSTIES, INC.	GOLFVIEW INVESTORS, LLC

By:	By:

Its:	Its:

Exhibit A

Optimal IP License Agreement

Exhibit B

Operating Agreement of GolfView Investors LLC